Exhibit 10.2

ARRIS INTERNATIONAL PLC

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(As amended through January 4, 2016)

1. PURPOSE. The purpose of the Amended and Restated Employee Stock Purchase Plan (the “Plan”) of ARRIS International plc, registered in England & Wales with company number 09551763, (the “Company”) is to furnish to eligible employees an incentive to advance the best interests of the Company by providing a method whereby they voluntarily may purchase shares of Common Stock, 1 pence par value, of the Company (“Common Stock”) at a favorable price and upon favorable terms. The Plan includes two components: a component that is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) (the “423 Component”) and a component that is not intended to qualify under Section 423 of the Code (the “Non-423 Component”). It is intended for the 423 Component to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. In addition, this Plan authorizes the grant of options under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2. ELIGIBILITY. All employees of the Company and those of any present or future direct or indirect subsidiary (as defined in Section 424(f) of the Code) of the Company and within the meaning of section 1159 of the Companies Act 2006 (a “Subsidiary”) (provided the Company authorizes such Subsidiary to participate in the Plan), except for employees whose customary employment is less than 20 hours per week, shall be eligible to participate in the Plan; provided, however, no option shall be granted to an employee if such employee, immediately after the option is granted, owns stock (as defined by Sections 423(b)(3) and 424(d) of the Code possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary (whether or not the Subsidiary participates in the Plan). No option shall be granted to any executive officer who is a highly compensated employee (within the meaning of Section 414(q) of the Code) of the Company or any of its Subsidiaries unless the committee (the “Committee”) of the Board of Directors (the “Board”) of the Company which has been designated to administer the Plan shall otherwise provide. No option shall be granted to any employee where, in the judgment of the Committee, such grant would be unlawful or impractical under the laws of any local or foreign jurisdiction, provided, however, that such decision not to grant an option would not otherwise violate Section 423 of the Code if such option is granted under the 423 Component. All employees granted options under the 423 Component of the Plan shall have the same rights and privileges, subject to subparagraph 4(b) below. Any provisions of the Plan to the contrary notwithstanding, an employee who has received a hardship withdrawal from the Company’s 401(k) plan, or the 401(k) plan of any designated subsidiary, shall be subject to restrictions on participation in the Plan on account of such hardship withdrawal to the fullest extent required by the Code.

3. STOCK SUBJECT OF THE PLAN. Subject to the provisions of paragraph 10, the stock which may be sold pursuant to options under the Plan shall not exceed in the aggregate 3,800,000 shares of the authorized Common Stock of the

Company, including shares of Arris Group, Inc issued prior to January 4, 2016 (the “Shares”). The Shares may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury. Options issued under the Plan will reduce the number of Shares available under the Plan by the number of Shares subject to the issued option. If unexercised options expire or terminate for any reason, in whole or in part, the number of Shares subject to the unexercised portion of such options will be available again for issuance under the Plan.

4. GRANT OF OPTIONS.

(a)	General statement; “date of grant”; “option period”; “date of exercise.” Following the effective date of the Plan and continuing while the Plan remains in force, the Company will offer options under the Plan to all eligible employees to purchase Shares. These options shall be granted twice each year on dates to be determined by the Committee (each of which is hereinafter referred to as a “date of grant”). The term of each option will be for six months (or such other period (not to exceed 12 months) as the Committee may specify) ending on the last day of the option period (hereinafter referred to as the “date of exercise”). The number of Shares subject to each option shall be the quotient of the contributions that are authorized to be made by each participant in accordance with subparagraph (b) during the option period divided by 85% of the fair market value of the Common Stock on the date of grant, as defined by subparagraph 5(b), rounded down to the closest whole number.

(b)

Election to participate: payroll deduction/contribution authorization. Except as provided in subparagraphs (f) and (g) or otherwise required by applicable law, an eligible employee may participate in the Plan only by means of payroll deduction. Each eligible employee who elects to participate in the Plan shall deliver to the Company during the calendar month next preceding a date of grant (by enrolling on line or by completing the appropriate election forms, in either case by the deadline imposed by the Committee) a written payroll deduction authorization in a form prepared by the Company whereby the employee gives notice of the employee’s election to participate in the Plan as of the next following date of grant, and whereby the employee designates a stated amount to be deducted from the employee’s compensation on each payday during the option period and paid into the Plan for the employee’s account. The stated amount which the employee may designate for payroll deduction may not be less than $2.00 each payday (although the Committee may select another minimum amount to be designated for payroll deductions which minimum may not be greater than $5.00 per pay period). The Committee may authorize payroll deductions of less than the minimum per pay period or of less than the amount the employee may designate to be deducted if not doing so would likely result in a refund to the employee at the end of the option period because the employee’s payroll deductions were in excess of the option price of the Shares the employee can purchase. The payroll deductions may not exceed either of the following: (i) 10% (or such other percentage as the

Committee may specify) of the amount of “eligible compensation”” (as defined in subparagraph (d) from which the deduction is made); or (ii) an amount which will result in noncompliance with the $25,000 limitation stated in subparagraph (e).

(c)	Changes in payroll deduction authorization. The payroll deduction authorization referred to in subparagraph (b) may not be changed during the option period.

(d)	“Eligible compensation” defined. The term “eligible compensation” means regular base salary on the date of grant. “Eligible compensation” does not include management incentives and bonuses, commissions, overtime, extended work-week premiums, or other special payments, fees, or allowances.

(e)	$25,000 limitation. No employee shall be granted an option under the Plan or under any other employee stock purchase plan of the Company or of any of its subsidiaries (within the meaning of Section 423(b)(8) of the Code) which permits the employee’s rights to purchase Shares to first become exercisable at a rate which exceeds $25,000 in fair market value of Common Stock (determined at the time the option is granted) for each calendar year in which any such option granted to such employee is outstanding at any time.

(f)	Leaves of absence. During leaves of absence approved by the Company and meeting the requirements of Treasury Regulation l.421-7(h)(2), a participant may continue participation in the Plan by cash payments to the Company on the participant’s normal paydays, instead of payroll deductions, if the participant is not paid compensation by the Company or a Subsidiary (or if amount of compensation is not sufficient to cover the contributions under the Plan) during such leave.

(g)	Contributions by other means. If payroll deductions for purposes of the Plan are prohibited or otherwise problematic under applicable law (as determined by the Committee in its discretion), the Committee may permit the participants to contribute to the Plan by such other means as determined by the Committee. Any reference to “payroll deductions” in this section (or in any other section of the Plan) shall similarly cover contributions by other means made pursuant to this subparagraph (g).

5. EXERCISE OF OPTIONS.

(a)	General statement. Each eligible employee who is a participant in the Plan automatically and without any act on the employee’s part will be deemed to have exercised the employee’s option on each date of exercise to the extent that the balance then in the employee’s account under the Plan is sufficient to purchase at the “option price” (as defined in subparagraph (b)) whole Shares subject to the employee’s option. Any balance remaining in the employee’s account after payment of the purchase price of those whole Shares shall be refunded (without interest) to the employee promptly.

(b)	“Option price” defined. The option price per Share shall be a sum equal to 85% of the fair market value of the Common Stock on the date of exercise or on the date of grant, whichever amount is lesser. Fair market value of the Common Stock on the date of exercise or, as the case may be, on the date of grant, shall be the per Share price of the last sale of such Common Stock prior to such date as reported by NASDAQ or, if listed on a United States stock exchange, as reported in the composite transactions for the principal such exchange on which the Common Stock is traded.

(c)	Delivery of share certificates. As soon as reasonably practicable after each date of exercise, the Shares each participant purchases on such date of exercise shall be credited to an account in the participant’s name with one or more brokers the Committee may designate. A participant will be issued a certificate for participant’s Shares upon request or, if so determined by the Committee, when the Plan is terminated. In the event the Company is required to obtain from any commission or agency authority to credit any Shares or issue any certificates, the Company will make reasonable efforts to obtain such authority. If the Company is unable or determines it to be unreasonable to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful crediting of such Shares or issuance of any such certificates, the Company shall be relieved from liability to any participant in the Plan except to return to the optionee the amount of the balance in the optionee’s account.

6. WITHDRAWAL FROM THE PLAN.

(a)	General statement. Any participant may withdraw in whole from the Plan at any time. A participant who wishes to withdraw from the Plan must deliver to the Company a notice of withdrawal in a form prepared by the Company. The Company, promptly following the time when the notice of withdrawal is delivered, will refund to the participant (without interest) the amount of the balance in the participant’s account under the Plan; and thereupon, automatically and without any further act on the participant’s part, the participant’s payroll deduction authorization, the participant’s interest in the Plan, and the participant’s option under the Plan shall terminate.

(b)	Eligibility following withdrawal. A participant who withdraws from the Plan shall be eligible to participate again in the Plan for the option period next following the option period during which the participant withdrew.

7. TERMINATION OF EMPLOYMENT. If the employment of a participant with the Company or a Subsidiary which has been authorized to participate in the Plan terminates for any reason, the participant’s interest in the Plan automatically and without any act on the participant’s part shall terminate as of the date of the termination of the participant’s employment. The Company promptly will refund to the participant

(without interest) the amount of the balance in the participant’s account under the Plan, and thereupon the participant’s interest in the Plan and the participant’s option under the Plan shall terminate.

8. RESTRICTION UPON ASSIGNMENT. An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable during the optionee’s lifetime only by optionee. The Company will not recognize and shall be under no duty to recognize any assignment or purported assignment by an optionee of an option or of any rights under an option.

9. NO RIGHTS OF STOCKHOLDER UNTIL CERTIFICATE ISSUED. With respect to Shares subject to an option, an optionee shall not be deemed to be a stockholder and shall not have any of the rights or privileges of a stockholder. An optionee shall have the rights and privileges of a stockholder when, but not until, following the exercise of the option, the Shares have been credited to the employee’s account or a certificate has been issued to the employee.

10. CHANGES IN STOCK ADJUSTMENTS. Whenever any change is made in the Shares subject to the Plan, by reason of stock dividend on such Shares or by reason of subdivision, combinations, or reclassification of such Shares, appropriate action will be taken by the Committee to adjust accordingly the number of Shares subject to the Plan and the number and option price of Shares subject to options outstanding under the Plan.

11. USE OF FUNDS; NO INTEREST PAID. All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest will be paid or credited to any participant under the Plan.

12. AMENDMENT OF THE PLAN. The Board or the Committee may from time to time suspend, terminate, revise or amend the Plan in any respect whatsoever except that, without the approval of stockholders of the Company, no such revision or amendment may increase the number of Shares subject to the Plan, reduce the exercise price below that provided in the Plan, or cause the Plan not to be in conformance with the requirements of Section 423 of the Code with respect to the 423 Component.

Any reference to any Section or provision of the Code shall include any successor provision thereto.

13. ADMINISTRATION BY COMMITTEE; RULES AND REGULATIONS; COMPLIANCE WITH LAW. The Plan shall be administered by the Committee, which shall be composed of not less than two directors of the Company, none of whom shall be eligible to serve on the Committee unless such person is then a Non-Employee Director within the meaning of the rules adopted by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, if and as such rules are then in effect. Each member shall serve for a term commencing on a date specified by the Board and continuing until such member dies or resigns or is removed from office by the Board. The Committee may, to the extent permitted by the laws of the State of Delaware and applicable U.S. Federal laws, delegate its authority to administer the Plan to a sub-committee or officer. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

The Committee shall have the power to make, amend and repeal rules and regulations for the interpretation and administration of the Plan, which shall include the power to authorize Subsidiaries to participate in the Plan. In particular, the Committee may adopt rules or procedures, including sub-plans, relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside the United States. The Committee shall have authority to interpret the Plan, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted and shall take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. Neither the Board, the Committee, any other committee appointed by the Board, nor any of their agents or designees shall be liable for any act, failure to act, or determination made in good faith with respect to the Plan.

To the extent any provision in the Plan is deemed to be in violation of local laws or regulations, the provision shall be deemed to be modified in a manner that complies with applicable law, provided that such modification is in conformance with the requirements of Section 423 of the Code with respect to the 423 Component. Notwithstanding the foregoing, the Plan shall continue to be governed by U.S. law as provided in section 16 herein and all interpretations and determinations made by the Committee under the Plan will be made subject to U.S. law.

In the event that the option price of unissued Shares is less than the nominal value of a Share, the Committee shall capitalize from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares exceeds the option price per Share or may use such mechanism involving a third party as the Committee considers necessary.

14. SEVERABILITY. If any particular provision of this Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision has been omitted.

15. SECTION 409A. The Section 423 Component is exempt from the application of Section 409A of the Code. The Non -423 Component is intended to be exempt from Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In the case of a participant who would otherwise be subject to Section 409A of the Code, to the extent an option to purchase Shares or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the option to purchase Shares shall be granted, paid, exercised, settled or deferred in a manner that will comply with Section 409A of the Code, including the final regulations and other guidance issued with respect thereto, except as otherwise determined by the Board or the Committee. Notwithstanding the foregoing, the Company shall have no liability to a participant or any other party if the option to purchase Shares under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or the Committee with respect thereto.

16. GOVERNING LAW. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law rules.

17. EFFECTIVE DATE. The original effective date of this Plan is May 21, 2009, the date it was approved by the stockholders of ARRIS Group, Inc. In 2013, the Plan was assumed by Arris Holdco, Inc. when a subsidiary of Arris Holdco, Inc. merged with and into Arris Group, Inc. Arris Holdco, Inc. changed its name to Arris Group, Inc. On March 30, 2015 the Plan was amended and restated, following approval by the Committee. Effective January 4, 2016, the Company assumed the Plan when a subsidiary of the Company merged with and into Arris Group, Inc. The Plan was amended and restated in connection with this final transaction.